Exhibit 10.1

VIRGINIA NATIONAL BANKSHARES CORPORATION

2014 STOCK INCENTIVE PLAN*

1.Purpose and Effective Date.

(a)The purpose of the Virginia National Bankshares Corporation 2014 Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of the Company (as defined below) by attracting and retaining personnel, including employees, directors and consultants, through the use of stock incentives.  The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company and its Affiliates are and will be largely dependent for the successful conduct of their businesses and will further the identification of those persons’ interests with the interests of the Company’s shareholders.

(b)The Plan was adopted by the Board of Directors of the Company on March 18, 2014 (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders.

2.Certain Definitions. The following terms have the meanings indicated:

(a)Act.  The Securities Exchange Act of 1934, as amended.

(b)Affiliate.  The meaning assigned to the term “affiliate” under Rule 12b-2 of the Act.

(c)Applicable Withholding Taxes.  The aggregate amount of federal, state and local income and payroll taxes that the Company or an Affiliate  is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(d)Award.  The award of an Option, Restricted Stock or Other Stock-Based Award under the Plan.

(e)Board. The Board of Directors of the Company.

(f)          Cause. With respect to any employee or Consultant (1) if the employee or Consultant is a party to any employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or is such agreement does not define Cause then (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitudes or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) materials breach of an agreement with the Company or an Affiliate (including, without limitation, any loyalty, noncompetition, nonsolicitation or confidentiality agreement); or (v) material violation of state or federal securities law.  With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:  (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the director's appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

* As Amended April 22, 2020Page 1 of 11

(g)Change in Control.

(i)The acquisition by any Person (as defined below) of beneficial ownership of 50% or more of the then outstanding shares of common stock of the Company;

(ii)Individuals who constitute the Board on the Effective Date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of directors of the Company, as such terms are used in Rules 14a-11 and 12 under the Act;

(iii)Approval by the shareholders of the Company and consummation of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(I)no Person beneficially owns 50% or more of either (1) the then outstanding shares of common stock or voting securities of the corporation or other entity resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of members of the board of directors (or similar governing body); or

(II)at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this Section 2(g), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(h)Code.  The Internal Revenue Code of 1986, as amended.

(i)Committee.  The Committee appointed to administer the Plan pursuant to Plan Section 16, or if no such Committee has been appointed, the Board.

(j)Company.  Virginia National Bankshares Corporation, a Virginia corporation.

(k)Company Stock. Common stock of the Company.  If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 14), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(l)Consultant.  A person or entity rendering services to the Company or an Affiliate who is not an “employee” for purposes of employment tax withholding under the Code.

(m)Date of Grant.  The effective date of an Award granted by the Committee.

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(n)Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3).  As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(o)Fair Market Value.

(i)If the Company Stock is listed on any established stock exchange or quoted on any established stock market system, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange or stock market system, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii)If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith, provided that the fair market value of Company Stock subject to an Incentive Stock Option shall be determined in good faith within the meaning of Treasury Regulation § 1.422-2(e)(2).

(iii)Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(p)Incentive Stock Option.  An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(q)Nonstatutory Stock Option.  An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(r)Option.  A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(s)Other Stock-Based Award.  A right granted under Section 9.

(t)Participant. Any individual who is granted an Award under the Plan.

(u)Restricted Stock.  Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

(v)Retirement.  Means:

(i)the termination of an employee’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Company;

(ii)the termination of an employee’s employment after attaining age 65 (except in the case of termination for Cause); or

(iii)the termination of a Non-Employee Director’s service as a member of the Board after attaining age 65.

(w)Rule 16b-3.  Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the Effective Date of the Plan.

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(x)10% Shareholder.  A person who owns, directly or indirectly and within the meaning of Section 422 or 424 of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company.  Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.General. Awards of Options or Restricted Stock may be granted under the Plan.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.Stock.

(a)Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 250,000 shares of Company Stock; which may include authorized, but unissued, shares.  Not more than 250,000 of such shares shall be available as any type of awards other than Incentive Stock Options.  Shares allocable to Options granted under the Plan that expire or otherwise terminate and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan.

(b)The maximum number of shares with respect to which an Award may be granted in any calendar year to any employee during such calendar year shall be 50,000 shares.

5.Eligibility.

(a)Any employee of, director of, or Consultant to the Company or an Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or the Affiliate is eligible to become a Participant.  The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.  The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b)The grant of an Award shall not obligate the Company or any Affiliate to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c)Non-Employee Directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

6.Stock Options.

(a)Grant.  Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject.  This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.  A Participant’s stock option agreement shall set forth all restrictions on disposition and transfer applicable to the Option shares.

(b)Exercise Price.  The Committee shall establish the exercise price of Options.  The exercise price of an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)Term.  The Committee shall establish the term of each Option in the Participant’s stock option agreement.  The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years.  No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment with the Company and/or its Affiliates.

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(d)Time of Exercise.

(i)During Participant’s Employment.  Options may be exercised during their terms in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement.  The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change in Control as the Committee deems appropriate.

(ii)After Participant’s Termination of Employment.  The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after the earlier of (a) (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death; or (b) the expiration of the Option’s term.

(iii)After Participant’s Death.  If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the executor or administrator of the Participant’s estate during the time period specified in the stock option agreement, but not later than the expiration of the Option’s term.

(e)Limit on Exercise of Incentive Stock Options.  An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of the Company (or Affiliate) and any parent or subsidiary of the Company (or Affiliate) shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f)Options Forfeited Upon Termination of Employment for Cause.  If a Participant’s employment or services is terminated by the Company or by any Affiliate for Cause, the Participant’s Options, both vested and unvested, shall terminate as of the date of the misconduct, as determined by the Committee in its sole discretion.

7.Method of Exercise of Options.

(a)Exercise.  Options may be exercised by giving written notice of the exercise to the Company, stating the Option being exercised and the number of shares the Participant has elected to purchase under the Option.

(b)Payment.  In no event shall any shares be issued pursuant to the exercise of an Option until the Participant has made full payment for the shares of Company Stock (including payment of the exercise price and any Applicable Withholding Taxes).  Company Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows, provided that the Committee may impose such limitations and restrictions on payments with shares of Company Stock as the Committee, in its discretion, deems advisable:

(i)in cash or by check, payable to the order of the Company;

(ii)by delivery of Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), provided that such method of payment is then permitted under applicable law and the Company Stock was owned by the Participant at least six months prior to such delivery (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes);

* As Amended April 22, 2020Page 5 of 11

(iii) by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a "net share exercise");

(iv)by delivery of a properly executed exercise notice together with irrevocable instructions to a creditworthy broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes; or

(v)by any combination of the above permitted forms of payment.

(c)Delivery of Shares.  Upon the exercise of an Option in compliance with the provisions of this section, the receipt by the Company of the payment for the shares of Company Stock so acquired, and satisfaction of the provisions of this Section 7 of the Plan, the Company shall deliver or cause to be delivered, within a reasonable time, to the Participant exercising the Option, either certificate(s) or shares held in book entry form (“Book Entry Shares”) for the number of shares of Company Stock with respect to which the Option is exercised.  The shares of Company Stock shall be registered in the name of the exercising Participant or in such name jointly with the Participant as the Participant may direct in the written notice of exercise.  The Company may place on any certificate or Book Entry Shares representing Company Stock issued upon the exercise of an Option any legend or notation deemed desirable by the Company’s counsel to comply with federal or state securities laws.  The Company may require of the Participant a customary indication of his or her investment intent.

(d)Disqualifying Disposition.  If a Participant disposes of shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of shares disposed of, and any other information relating thereto that the Company may reasonably request.

(e)Compliance with Rule 16b-3.  Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8.Restricted Stock Awards.

(a)Grant.  Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject.  Certificates or Book Entry Shares representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee.  A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b)Restrictions on Transferability and Vesting of Restricted Stock Awards.  The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals.  Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s (or an Affiliate’s) achievement of established performance objectives.  Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c)Lapse of Restrictions on Transferability.  The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse.  Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

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(d)Rights of the Participant and Restrictions.  A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan.  In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon.  Certificates or Book Entry Shares representing Restricted Stock shall bear a legend or other notation referring to the restrictions set forth in the Plan and the Participant’s Award agreement.  If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock and shall be paid no later than 2 ½ months after the end of the year in which the underlying Restricted Stock vests.

9.Other Stock-Based Awards.

(a)

The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine.  Such Awards shall be referred to as “Other Stock-Based Awards.”  Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

(b)

Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee.  If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share on the date of grant of such Other Stock-Based Award.

10.Applicable Withholding Taxes.  Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or the Affiliate, or make arrangements satisfactory to the Company or the Affiliate regarding the payment of, all Applicable Withholding Taxes with respect to the Award.  Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company or the Affiliate have been made, no stock certificates or Book Entry Shares (or, in the case of Restricted Stock, no stock certificates or Book Entry Shares free of a restrictive legend or other notation) shall be issued to the Participant.  As an alternative to making a cash payment to the Company or the Affiliate to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company or the Affiliate retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes.  Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

11.Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Company Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.  The Company may place on a certificate or Book Entry Shares representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws.  The Company may require a customary written indication of a Participant’s investment intent.  Until a Participant has been issued a certificate or Book Entry Shares for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

12.Nontransferability of Awards.

(a)In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below, without prior written approval from the Committee.  Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

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(b)Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may on a case by case basis grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members.  Consideration may not be paid for the transfer of Options.  The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer.  The agreement granting the Option shall set forth the transfer conditions and restrictions.  The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

13.Termination, Modification, Change.

(a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on the day prior to the tenth anniversary of the Effective Date.  The Board may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without stockholder approval, make any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the stockholders of the Company including, (1) increasing the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 14), (2) expanding the class of persons eligible to receive Awards, or (3) materially increasing the benefits accruing to Participants under the Plan.  Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.

(b)No Awards shall be made under the Plan after its termination, and no termination or amendment of the Plan shall, without the consent of the Participant or his representative, adversely affect a Participant’s rights under an Award previously granted to him, but it shall be conclusively presumed that any adjustment to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder or any adjustment pursuant to Section 14, does not adversely affect any such right.

(c)Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Other Stock-Based Awards or cancel outstanding Options or Other Stock-Based Awards in exchange for cash, other Awards or Options or Other Stock-Based Awards with an exercise price that is less than the exercise price of the original Options or Other Stock-Based Awards without shareholder approval.

14.Change in Capital Structure.

(a)In the event of a stock dividend, stock split or combination of shares, spin-off, reorganization, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b)In the event of a reorganization, recapitalization or merger in which the Company is the surviving corporation, the result of which is that the Company becomes a majority owned subsidiary of another entity (the “Parent”), then the Committee may take such actions with respect to Awards as the Committee deems appropriate (whose determination shall be binding on all persons), including without limitation causing any such Award then outstanding to be assumed, or new rights substituted therefor, by the Parent.

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(c)In the event the Company distributes to its stockholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate.  The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company.  The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company.  The Committee’s determination shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(d)Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.  The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(e)To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 14 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

15.Change in Control. In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate.  These actions may include, but shall not be limited to, the following:

(a)At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b)Provide for the purchase or settlement of any such Award by the  Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(c)Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(d)Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

16.Administration of the Plan.

(a)The Plan shall be administered by the Committee, who shall be appointed by the Board.  The Board initially designates the Compensation Committee of the Board to be the Committee for purposes of the Plan.  If, at any time, the Compensation Committee is not designated as the Committee and no Committee is appointed, the Plan shall be administered by the Board.  To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board.  Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).

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(b)Subject to the express provisions of the Plan, the Committee shall have full and final authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan.  Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) to the extent permissible under Code Section 409A, whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.  To the extent permitted by applicable law, the Committee may delegate to the President and/or Chief Executive Officer of the Company the power to designate other officers and employees of the Company who will receive Awards and to determine the extent of the Awards to be received by such Participant. Such delegation must be made by a resolution of the Committee that specifies the maximum number of shares that may be allocated as part of the Awards and such other terms and conditions as may be established by the Committee.

(c)The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option.  The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d)The Committee may adopt rules and regulations for carrying out the Plan.  The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement.  The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e)A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present.  Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

17.Notice.  All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith.  In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth.  In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

19.Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and

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clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any Affiliate pursuant to any such law, government regulation or stock exchange listing requirement).

20.Section 162(m).  To the extent the Committee issues any Award that is intended to be exempt from the deduction limitation of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan or the relevant agreement for the Award retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.

21.Rights Under the Plan.  Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company.  Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Affiliate or any of their assets.  No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan.  A Participant shall, for all purposes, be a general creditor of the Company or the Affiliate.  The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

22.Interpretation and Governing Law.  The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction.  The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable; they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3.  If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

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